Exhibit 10.16

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

AMONG

UFI ACQUISITION, INC.

AND

THE STOCKHOLDERS NAMED HEREIN

March 18, 2013

TABLE OF CONTENTS

Section 1.	Definitions	1
Section 2.	Restrictions on Transfer; Preemptive Rights	7
(a)	Prohibited Transfers	7
(b)	Right of First Refusal	7
(c)	Tag-Along Rights	8
(d)	Preemptive Rights to the Stockholders	11
Section 3.	Additional Restrictions on Transfer of Stockholder Shares	12
(a)	Legends	12
(b)	Opinion of Counsel	12
(c)	Competitors	12
(d)	Consideration	13
(e)	Cooperation	13
Section 4.	Drag-Along Rights; Sale of the Company	14
Section 5.	Election of Directors; Voting; Certain Consent Rights	15
(a)	Board of the Company	15
(b)	Stock Inventive Plan	18
(c)	Expenses	18
(d)	No Representation	18
Section 6.	Public Offerings; Transactions; Registration Rights	18
(a)	Performance by Stockholders	18
(b)	Market Standoff	18
(c)	Registration Rights	19
(d)	D&O Insurance	22
Section 7.	Stockholders	22
(a)	Limitation on Liability	22
(b)	Business Transactions Involving a Stockholder or Affiliate of a Stockholder	22
(c)	Confidentiality	23
(d)	Certain Stockholder Rights	23
(e)	Subdebt Investor; Lender	24
Section 8.	Binding Effect; Joinders; Additional Shares	24
(a)	Delivery of Joinders	24

(b)	Issuance of Additional Capital Stock	24
(c)	Issuance to Employee Stockholders	25
(d)	Additional Stockholders	25
Section 9.	Representations and Warranties; No Conflicting Agreements	25
Section 10.	Further Assurances	25
Section 11.	Termination	25
(a)	Termination of Agreement Generally	25
(b)	Termination as to a Stockholder	26
Section 12.	Repurchase Rights	26
Section 13.	General Provisions	27
(a)	Amendment, Waiver and Release	27
(b)	Severability	27
(c)	Entire Agreement	28
(d)	Successors and Assigns	28
(e)	Counterparts; Facsimile; Pdf	28
(f)	Remedies	28
(g)	Notices	28
(h)	Governing Law	29
(i)	Jurisdiction and Venue	29
(j)	Descriptive Headings	30
(k)	Construction	30
(l)	Nouns and Pronouns	30
(m)	Nature of Obligations	30
(n)	Waiver of Jury Trial	30

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made effective as of March 18, 2013, by and among (a) UFI Acquisition, Inc., a Delaware corporation (the “Company”), (b) the Persons (as defined below) identified on Schedule A hereto as the “Founding Investors” (such Persons, collectively, the “Taglich Founding Investors”), (c) the Persons identified on Schedule A hereto under the heading “Management Founding Investors” (such Persons, collectively, the “Management Founding Investors”), (d) the Persons identified on Schedule A hereto under the heading “Taglich Equity Investors” (such Persons, collectively, the “Taglich Equity Investors”), (e) The Peninsula Fund V Limited Partnership, a Delaware limited partnership (“Lender”), and (f) the Person(s) who execute a Joinder Agreement (as defined below) from time to time pursuant to this Agreement. The Taglich Founding Investors and the Management Founding Investors are referred to herein collectively as the “Founding Investors”.

RECITALS

The Stockholders (as defined below) desire to set forth their understanding and agreement concerning the ownership and management of the Company and their respective rights and obligations with respect thereto.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.          Definitions.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Sale” means a proposed Sale of the Company that is approved by the holders of at least a majority of the then outstanding Founders Stock.

“Board” means, with respect to the Company or any Subsidiary of the Company, the board of directors of the Company or the board of directors, board of managers or other equivalent governing body of such Subsidiary, as applicable.

“Common Stock” means the Company’s common stock, par value $.001 per share.

1

“Common Stock Equivalent” means a share of Common Stock or the right to acquire, whether or not immediately exercisable, one (1) share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

“Company” has the meaning set forth in the caption to this Agreement.

“Company Asset Sale” means a sale of all or substantially all of the assets of the Company determined on a consolidated basis that is approved by the Board of the Company, subject to Section 7(d).

“Company Charter” means the Certificate of Incorporation of the Company, as amended, supplemented, or otherwise modified from time to time.

“Competitor” means any Person (including a Permitted Transferee of any Person) that owns, manages or operates any line of business that manufactures, markets or sells products that are the same as or similar to those of the Company or any Subsidiary of the Company as determined in good faith by the Board of the Company.

“Confidential Information” has the meaning set forth in Section 7(c).

“Designated Stockholder” has the meaning set forth in Section 8(c).

“Directors” has the meaning set forth in Section 5(a)(ii).

“Distributions” means all distributions made by the Company to any Stockholder, whether in cash, property, or securities of the Company and whether by dividend, redemption, repurchase, liquidating distributions or otherwise; provided that none of the following events shall be considered a Distribution: (i) any redemption or repurchase by the Company of Common Stock pursuant to Section 12 of this Agreement or pursuant to a stock option or restricted stock purchase agreement approved by the Board of the Company, or (ii) any recapitalization, subdivision (including stock dividends and stock splits), combination (including reverse stock splits) or exchange of Common Stock which is approved by the Board of the Company including the Special Taglich Director.

“Employee Stockholder” has the meaning set forth in Section 8(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” has the meaning set forth in Section 2(d)(i).

“Financier” has the meaning set forth in Section 12(c).

“Founders Stock” refers to any of the Stockholder Shares that the Founding Investors purchased at $0.50 per share, which are subject to the repurchase right set forth in Section 12.

“Founding Investors” has the meaning set forth in the caption to this Agreement.

2

“Fully Diluted Basis” means, in the case of any calculation of the number of shares of Common Stock deemed outstanding, that effect is first given to (A) all shares of Common Stock outstanding at the time of determination, (B) all shares of Common Stock issuable upon the exercise of any option, warrant or other right outstanding at the time of determination (other than unvested stock options), and (C) all shares of Common Stock issuable upon the exercise of any conversion or exchange right contained in any security outstanding at the time of determination that is convertible into or exchangeable for shares of Common Stock.

“Implied Share Value” means, with respect to any tag-along sale or drag-along sale, the consideration per Stockholder Share stated in the proposed sale notice or, if not so stated, the per Stockholder Share price based on the aggregate purchase price and the number of Stockholder Shares being purchased, as reasonably determined in good faith by the Board of the Company.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Shares registered under the Securities Act.

“Initiating Stockholder” has the meaning set forth in Section 2(c)(ii).

“Joinder Agreement” has the meaning set forth in Section 8(a).

“Lender” has the meaning set forth in the caption to this Agreement.

“Management Director” has the meaning set forth in Section 5(a)(ii)(C).

“Management Founding Investors” has the meaning set forth in the caption to this Agreement.

“Market Standoff Period” has the meaning set forth in Section 6(b).

“Note Purchase Agreement” means the Note Purchase Agreement dated as of the date hereof, among the Company, Unique Fabricating, Inc. and Lender, as in effect from time to time.

“Offered Shares” has the meaning set forth in Section 2(b)(i).

“Offering Stockholder” has the meaning set forth in Section 2(b)(i).

“Offeror” has the meaning set forth in Section 2(b)(i).

“Percentage Interest” means the percentage obtained by dividing the number of outstanding shares of Common Stock held by a Stockholder by the total number of shares of Common Stock outstanding.

“Permitted Transfer” has the meaning set forth in Section 2(a).

3

“Permitted Transferee” means, with respect to any Stockholder, (i) an Affiliate of such Stockholder, (ii) any of the lawful issue of such Stockholder, (iii) the spouse or estate of such Stockholder, (iv) any trust, partnership, custodianship or other fiduciary account established for the exclusive benefit of such Stockholder or Permitted Transferee, (v) any member, partner, shareholder or other equityholder of such Stockholder, (vi) in the case of any Taglich Founding Investor, any employee of Taglich Brothers, Inc., and (vii) subject to the prior written approval of the Board of the Company, in the case of a Stockholder who owns, in the aggregate, less than twenty five thousand (25,000) Stockholder Shares (as such number of Stockholder Shares may be adjusted for splits, reverse stock splits, stock dividends, share combinations and the like), a transferee of Stockholder Shares owned by such Stockholder. Additionally, “Permitted Transferee” shall include, in the case of Lender, (A) while its Subdebt Note is outstanding, the purchaser of all or a portion of Lender’s Subdebt Shares in connection with and as part of a purchase of all or a related portion of Lender’s right, title and interest in and to such Subdebt Note and related Subdebt Shares, and (B) once its Subdebt Note has been repaid in full, the purchaser of all Subdebt Shares held by Lender as a result of Lender’s liquidation of its entire investment interest in the Company, provided that (x) in the case of clause (i), the Transfer of the Subdebt Note is permitted under the Subdebt Agreement, and (y) in the case of clauses (i) and (ii), (1) the transferee is not a Stockholder of or an Affiliate of the Company, and (2) the transferee is not, in the good faith judgment of the Board of the Company, a Competitor. For the avoidance of doubt, no Transfer to a Permitted Transferee shall be effective or valid under Section 2 of this Agreement unless and until the transferee executes and delivers to the Company a Joinder Agreement in accordance with Section 8(a) of this Agreement.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preemptive Offer” has the meaning set forth in Section 2(d)(i).

“Preemptive Offer Period” has the meaning set forth in Section 2(d)(i).

“Proposed Sale Notice” has the meaning set forth in Section 2(c)(ii).

“Public Sale” means any sale of Stockholder Shares as part of a Qualified Public Offering or through a broker, dealer or market maker pursuant to Rule 144 after a Qualified Public Offering.

“Qualified Public Offering” means the closing of a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act which results in aggregate cash proceeds to the Company of at least $15 million (net of underwriting discounts and commissions).

4

“Registration Expenses” means all expenses (other than Selling Expenses) incurred by the Company in complying with Section 6(c), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Stockholders, blue sky fees and expenses, fees and expenses of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, deal managers or similar securities industry professionals attributable to the securities being registered pursuant to Section 6(c)), and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Regulation D” means Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules and regulations thereto, as the same may be amended or supplemented from time to time.

“ROFR Offer” has the meaning set forth in Section 2(b)(i).

“ROFR Offer Period” has the meaning set forth in Section 2(b)(i).

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules thereto, as the same may be amended or supplemented from time to time.

“Sale of the Company” means a Company Asset Sale or a Transfer for value (in a sale or exchange of securities of the Company or in a merger, consolidation or issuance, recapitalization, reorganization or other business combination or any similar transaction) of more than 50% of the Stockholder Shares then outstanding.

“Securities Act” means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

“Selling Expenses” means all underwriting discounts, selling commissions and similar discounts relating to underwriters or commissions related to sales, in each case, applicable to the sale of Common Stock.

“Selling Stockholders” has the meaning set forth in Section 2(c)(iv).

“Special Taglich Director” has the meaning set forth in Section 5(a)(ii)(A).

“Stock Incentive Plan” means a stock option or incentive plan or similar agreement approved by the Board of the Company, including the Taglich Directors.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of the date hereof, between the Company and Lender, as in effect from time to time.

“Stockholders” means the holders of shares Common Stock, the names and signatures of which appear on the signature pages or a Joinder Agreement.

5

“Stockholder Shares” means (i) any Common Stock now owned or hereafter purchased or otherwise acquired by any Stockholder, and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold through a Public Sale.

“Subdebt Agreement” collectively means the Note Purchase Agreement and the Stock Purchase Agreement, each as in effect from time to time.

“Subdebt Directors” has the meaning set forth in Section 5(a)(ii)(B).

“Subdebt Investor” means, collectively, Lender and its transferees, successors and assigns.

“Subdebt Note” means the $11,500,000 promissory note issued to Lender under the Subdebt Agreement.

“Subdebt Shares” means 350,000 shares of Common Stock issued to Lender pursuant to the Subdebt Agreement.

“Subsidiary” means any corporation of which a Person owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one (1) or more subsidiaries.

“Tag-Along Notice” has the meaning set forth in Section 2(c)(iii).

“Tag-Along Offerees” has the meaning set forth in Section 2(c)(ii).

“Tag-Along Period” has the meaning set forth in Section 2(c)(iii).

“Tag-Along Securities” has the meaning set forth in Section 2(c)(ii).

“Taglich Investors” means, collectively, the Taglich Equity Investors and the Taglich Founding Investors.

“Taglich Equity Investors” has the meaning set forth in the caption to this Agreement.

“Taglich Founding Investors” has the meaning set forth in the caption to this Agreement.

“Taglich Directors” has the meaning set forth in Section 5(a)(ii)(A).

“Transfer” means the direct or in direct sale, transfer, pledge (other than a pledge in favor of the Company and/or its Affiliate(s)), hypothecation, gift, conveyance, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any Stockholder Shares. “Transferee” shall have a correlative meaning.

6

“Transfer Notice” has the meaning set forth in Section 2(b)(i).

Section 2.            Restrictions on Transfer; Preemptive Rights.

(a)          Prohibited Transfers. No Stockholder shall Transfer any of his, her or its Stockholder Shares or any securities convertible into or exercisable for Stockholder Shares owned by him, her or it except in accordance with the terms of this Agreement; provided, however, that a Stockholder may Transfer Stockholder Shares to a Permitted Transferee at any time (such Transfer, a “Permitted Transfer”). Any purported Transfer other than pursuant to this Agreement shall be null and void and of no effect whatsoever. No Transfer of Stockholder Shares shall be effective or valid under this Section 2 unless and until the transferee executes and delivers to the Company a Joinder Agreement in accordance with Section 8(a) hereof. Anything herein to the contrary notwithstanding, the Taglich Founding Investors shall not Transfer any of their Stockholder Shares (other than in connection with an Approved Sale) without the written consent of the Subdebt Investor if such Transfer could cause the Taglich Founding Investors to lose or impair their rights under Section 7(d) hereof.

(b)          Right of First Refusal.

(i)          If any Stockholder or group of Stockholders (collectively, the “Offering Stockholder”) receives a bona fide offer (“ROFR Offer”) to purchase in one (1) or a series of related transactions less than 15% of the then outstanding Stockholder Shares (such Stockholder Shares, the “Offered Shares”) from any third party other than a Permitted Transferee of the Offering Stockholder (such third party, the “Offeror”) that the Offering Stockholder wishes to accept, then the Offering Stockholder shall cause the ROFR Offer to be reduced to writing and shall provide a notice (the “Transfer Notice”) to the Company and each of the other holders of Stockholder Shares, which Transfer Notice shall be accompanied by a true and correct copy of the ROFR Offer (identifying all material terms, including, but not limited to, the Offeror, the Offered Shares, the price contained in the ROFR Offer and all the other material terms and conditions of the ROFR Offer). The Transfer Notice shall constitute an irrevocable offer to sell all or any portion of the Offered Shares to the Company within forty-five (45) days of receipt by the Company of the Transfer Notice; provided that such period may be extended to the extent required to obtain necessary regulatory approvals (the “ROFR Offer Period”). During the ROFR Offer Period, the Company shall have the exclusive right and option to purchase all or any portion of the Offered Shares at a price equal to the price set forth in the Transfer Notice. If the Company fails or determines not to purchase all of the Offered Shares during the first thirty (30) days of the ROFR Offer Period, the Transfer Notice shall be deemed to constitute an irrevocable offer to sell to the holders of Stockholder Shares other than the Offering Stockholder (pro rata, based on each Stockholder’s Percentage Interest calculated exclusive of all Stockholder Shares owned by the Offering Stockholder), during the remainder of the ROFR Offer Period, such number of Offered Shares not determined to be purchased by the Company. During the remainder of the ROFR Offer Period, such other Stockholders (pro rata, based on each Stockholder’s Percentage Interest calculated exclusive of all Stockholder Shares owned by the Offering Stockholder) shall have the exclusive right and option to purchase all or any portion of the Offered Shares at a price equal to the price set forth in the Transfer Notice. If any Stockholder fails or determines not to purchase all or a portion of the number of Offered Shares which such Stockholder may purchase pursuant to this Section 2(b), then the other holders of Stockholder Shares so exercising their rights under this Section 2(b) shall be entitled to purchase such Offered Shares (pro rata, based on each Stockholder’s Percentage Interest at the time held by such Stockholders who elect to purchase such Offered Shares, or as otherwise agreed by them).

7

(ii)         If, during the ROFR Offer Period, the Company and/or any holders of Stockholder Shares have accepted the offer contained in the Transfer Notice, the closing of the purchase of such Offered Shares shall take place at the principal offices of the Company no later than the last day of the ROFR Offer Period. At such closing, the Company and the purchasing Stockholders, as applicable, shall deliver immediately available federal funds by wire transfer or by certified check or checks calculated at the price set forth in the Transfer Notice to the Offering Stockholder against delivery of certificates and/or other instruments representing the Offered Shares, together with appropriate transfer powers duly endorsed with respect to the Offered Shares, or legally binding written assignments thereof, free and clear of all liens (other than pursuant to securities laws and this Agreement and as otherwise provided in the Transfer Notice). All of the foregoing deliveries shall be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

(iii)        If, during the ROFR Offer Period, the offer contained in the Transfer Notice in writing has not been accepted by the Company and/or the holders of Stockholder Shares as to all the Offered Shares covered thereby, or prior to the expiration of the ROFR Offer Period the closing has not occurred, then during the next forty-five (45) days, provided that such period may be extended to the extent required to obtain necessary regulatory approvals, the Offering Stockholder may sell the Offered Shares to the Offeror at the price and on the other terms no more favorable to the Offering Stockholder than those contained in the Transfer Notice; provided that the Offeror shall have executed and delivered a Joinder Agreement in accordance with Section 8(a) hereof. Promptly after any sale pursuant to this Section 2(b), the Offering Stockholder shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company and/or the holders of Stockholder Shares may reasonably request. If the Offering Stockholder has not completed the sale of the Offered Shares during the applicable period referred to above, such Offering Stockholder shall no longer be permitted to sell such Offered Shares pursuant to this Section 2(b) without again fully complying with the provisions of this Section 2(b).

(iv)         The provisions of this Section 2(b) shall not apply to any Transfers pursuant to Section 2(c) or Section 4 hereof.

(c)          Tag-Along Rights.

(i)          No Stockholder shall Transfer any Stockholder Shares to a third party (other than a Permitted Transferee) in one (1) or a series of related transactions without complying with the terms and conditions set forth in Section 2(b) or this Section 2(c).

8

(ii)         If any holder or group of holders of Stockholder Shares (collectively, the “Initiating Stockholder”) intends to Transfer 15% or more of the then outstanding Stockholder Shares in one (1) or a series of related transactions, then such Initiating Stockholder shall give not less than thirty (30) days prior written notice of such intended Transfer to each other holder of Stockholder Shares (the “Tag-Along Offerees”) and to the Company. Such notice (the “Proposed Sale Notice”) shall set forth the terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Stockholder Shares proposed to be transferred (the “Tag-Along Securities”) by the Initiating Stockholder, the maximum and minimum aggregate purchase price proposed to be paid therefor (or, if not in cash, the proposed consideration) and the payment terms and type of Transfer to be effectuated. The Proposed Sale Notice shall also confirm that the prospective transferee has been informed of the tag-along right provided for in this Section 2(c) and has agreed to purchase Stockholder Shares in accordance with the terms of this Section 2(c) and that the Initiating Stockholder has agreed to consummate the Transfer, subject only to any required regulatory approvals and the provisions of this Agreement.

(iii)        Within twenty (20) days following the delivery of the Proposed Sale Notice (the “Tag-Along Period”) by the Initiating Stockholder to each Tag-Along Offeree and to the Company, each Tag-Along Offeree shall, by notice in writing to the Initiating Stockholder and to the Company (the “Tag-Along Notice”), have the opportunity and right to sell to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Stockholder, subject to the last sentence of this Section 2(c)(iii)) up to that number of Stockholder Shares at the time held by such Tag-Along Offeree as shall equal the product of (i) a fraction, the numerator of which is the number of Stockholder Shares owned by such Tag-Along Offeree as of the date of the Proposed Sale Notice, and the denominator of which is the aggregate number of Stockholder Shares owned by all Tag-Along Offerees as of the date of such Proposed Sale Notice, multiplied by (ii) the number of Stockholder Shares proposed to be transferred in the Proposed Sale Notice. Each holder of Stockholder Shares that does not deliver a Tag-Along Notice to the Initiating Stockholder and the Company within the Tag-Along Period shall be deemed to have waived all of such Stockholder’s rights under this Section 2(c) with respect to inclusion of such Stockholder’s Stockholder Shares in such proposed Transfer. The purchase price to be received by the Tag-Along Offerees shall be determined on the basis of the Implied Share Values.

(iv)         The Initiating Stockholder, subject to the participation of the Tag-Along Offerees that have validly delivered a Tag-Along Notice (the “Selling Stockholders”), if any, shall have the right, for a period of one hundred eighty (180) days after the expiration of the Tag-Along Period (or for such longer period of time as may be required to obtain any final regulatory approvals, which the Initiating Stockholder agrees to use its commercially reasonable efforts to obtain) to Transfer the Stockholder Shares specified in the Proposed Sale Notice assuming an aggregate purchase price no greater than the maximum (and no less than the minimum) aggregate purchase price set forth in the Proposed Sale Notice and on other principal terms that are not materially more favorable to the Initiating Stockholder and the Selling Stockholders than those set forth in the Proposed Sale Notice.

9

(v)          In the event that the prospective transferee does not agree to purchase, or does not purchase, each Selling Stockholder’s Stockholder Shares specified in any Tag-Along Notice on substantially the same terms and conditions (subject to the last sentence of Section 2(c)(iii)), then the Initiating Stockholder shall not be permitted to Transfer its Stockholder Shares to the prospective transferee unless the Initiating Stockholder purchases each Selling Stockholder’s Stockholder Shares specified in any Tag-Along Notice on substantially the same terms and conditions as specified in the applicable Proposed Sale Notice.

(vi)         The offer of each Selling Stockholder contained in such Selling Stockholder’s Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, such Selling Stockholder shall be bound and obligated to Transfer, on the same terms and conditions as the Initiating Stockholder (subject to the last sentence of Section 2(c)(iii)), up to such amount of Stockholder Shares as such Selling Stockholder shall have specified in such Selling Stockholder’s Tag-Along Notice; provided, however, that (A) if the principal terms of the proposed Transfer change with the result that the aggregate purchase price is less than the minimum aggregate purchase price set forth in the Proposed Sale Notice or the other principal terms are materially less favorable to the Initiating Stockholder and the Selling Stockholders than those set forth in the Proposed Sale Notice, each Selling Stockholder shall be permitted to withdraw the offer contained in such Selling Stockholder’s Tag-Along Notice and shall be released from such Selling Stockholder’s obligations thereunder, (B) the Selling Stockholders shall be obligated to sell only the percentage of total Stockholder Shares held by the Selling Stockholders equal to the percentage of total Stockholder Shares held by the Initiating Stockholder being sold by the Initiating Stockholder, and (C) if, following the period of one hundred eighty (180) days after the expiration of the Tag-Along Period (or for such longer period of time as may be required to obtain any final regulatory approvals, which the Initiating Stockholder agrees to use its commercially reasonable efforts to obtain), the Initiating Stockholder has not completed the proposed Transfer, each Selling Stockholder shall be released from the obligations under such Selling Stockholder’s respective Tag-Along Notice, any related Proposed Sale Notice shall be null and void, and it shall be necessary for a separate Proposed Sale Notice to be furnished, and the terms and provisions of this Section 2(c) separately complied with, in order to consummate such Transfer pursuant to this Section 2(c).

(vii)        If, prior to consummation, the terms of the proposed Transfer change with the result that the aggregate purchase price is greater than the maximum aggregate purchase price set forth in any Proposed Sale Notice or the other principal terms are materially more favorable to the Initiating Stockholder and the Selling Stockholders than those set forth in such Proposed Sale Notice, then, unless each holder of Stockholder Shares has delivered a Tag-Along Notice, such Proposed Sale Notice shall be null and void, and it shall be necessary for a separate Proposed Sale Notice to be furnished, and the terms and provisions of this Section 2(c) separately complied with, in order to consummate such proposed Transfer pursuant to this Section 2(c).

(viii)      The provisions of this Section 2(c) shall not apply to any Transfers pursuant to Section 4 hereof.

10

(d)          Preemptive Rights to the Stockholders.

(i)          The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Common Stock Equivalent (other than (A) capital stock issued in connection with a pro rata stock dividend, stock split or recapitalization, (B) Common Stock or options to acquire shares of Common Stock of the Company issued to officers, directors, employees of the Company or a Subsidiary pursuant to the Company’s Stock Incentive Plan, (C) securities issued upon the conversion or exercise of any Common Stock Equivalent which was issued after compliance with this Section 2(d), (D) Common Stock or Common Stock Equivalents issued to Persons who are not Affiliates of the Company, a Subsidiary of the Company or any of the Stockholders as part of a bona fide investment unit (whether or not such unit is separable) that consists primarily of debt and includes an equity “kicker”, (E) Common Stock or Common Stock Equivalents issued directly to Persons who were not then stockholders of the Company as full or partial consideration in an acquisition by the Company or any Subsidiary of another company or business (whether by merger, stock purchase, asset purchase or otherwise), (F) Common Stock issued in, or from and after, a Qualified Public Offering, and/or (G) Common Stock or Common Stock Equivalents issued in connection with an Approved Sale (collectively, “Excluded Securities”) unless the Company shall have first offered to sell to each holder of Stockholder Shares such Stockholder’s pro rata share of such Stockholder Shares (based on each Stockholder’s Percentage Interest), at such price and on such other terms specified by the Company in writing delivered to each such Stockholder (the “Preemptive Offer”), which Preemptive Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from the date it is delivered by the Company (the “Preemptive Offer Period”). Each such Stockholder may elect to purchase all or any portion of such Stockholder’s pro rata share of such Stockholder Shares as specified in the Preemptive Offer at the price and on the terms specified therein by delivering written notice of such election to the Company within the Preemptive Offer Period. Any such Stockholder Shares not elected to be purchased by the end of the Preemptive Offer Period shall be reoffered for a period of ten (10) days by the Company on a pro rata basis (based on each electing Stockholder’s Percentage Interest) to the Stockholders who have elected to purchase their pro rata shares.

(ii)         If any Common Stock Equivalents (other than Excluded Securities) are being offered by the Company for payment in any form other than cash (except other Stockholder Shares or securities of any of the Company’s Subsidiaries), any Stockholder electing to accept such offer may pay the purchase price in cash in an amount equivalent to the fair market value of the non-cash consideration offered (as reasonably determined by the Board of the Company in good faith) on a per-share basis.

(iii)        If the holders of Stockholder Shares have not, collectively, elected to purchase all of such Stockholder Shares following the reoffer period referred to above, then any Common Stock Equivalents not subject to such election may be offered for sale and sold by the Company for a period of one hundred twenty (120) days from the last day of such reoffer period, but only on terms and conditions at least as favorable to the Company as were set forth in the initial offer to the holders of Stockholder Shares. Any such Common Stock Equivalents not so sold shall again become subject to the requirements of this Section 2(d).

(iv)         Notwithstanding the requirements of this Section 2(d), if the Board of the Company determines in good faith that it would be in the best interests of the Company to proceed with an issuance, sale or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Common Stock Equivalents without compliance with this Section 2(d), the Company may do so, other than with respect to the Subdebt Shares (in which case this Section 2(d) shall still apply).

11

Section 3.            Additional Restrictions on Transfer of Stockholder Shares.

(a)          Legends. The certificates representing the Stockholder Shares shall bear a legend substantially in the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, APPROVED SALE PROVISIONS, VOTING PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE STOCKHOLDERS AGREEMENT AMONG UFI ACQUISITION, INC. AND CERTAIN OF ITS SECURITYHOLDERS. THE HOLDER HEREOF MAY OBTAIN A COPY OF SUCH AGREEMENT WITHOUT CHARGE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.

(b)          Opinion of Counsel. No Stockholder may Transfer any Stockholder Shares (except pursuant to an effective registration statement under the Securities Act), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) to the effect that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

(c)          Competitors. Notwithstanding any other provision of this Agreement to the contrary, no Transfer of Stockholder Shares (other than as part of an Approved Sale) shall be made to any Competitor or to any Person which the Stockholder actually knows (upon reasonable inquiry) is an investor (other than a passive investor with less than 5% ownership) in a Competitor without the prior written consent of the Board of the Company. Any proposed transferee of Stockholder Shares (other than a transferee as part of an Approved Sale and other than as provided in the exception in the preceding sentence) shall, as a condition precedent to any Transfer, be obligated to represent to the Company that such transferee is neither a Competitor nor an investor (whether direct, or indirect through one (1) or more Persons controlled by such transferee) in a Competitor.

12

(d)          Consideration. In the event that the consideration to be paid in exchange for Stockholder Shares in any proposed Transfer pursuant to Section 2(c) or Section 4 includes any securities and the receipt thereof by any Stockholder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities, or (ii) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D, the Initiating Stockholder, in the case of a proposed Transfer pursuant to Section 2(c), or the Taglich Founding Investors and/or the Company, in the case of a proposed Transfer pursuant to Section 4, shall be obligated only to use its commercially reasonable efforts to cause such requirements to be complied with to the extent necessary to permit such Stockholder to receive such securities, it being understood and agreed that the Initiating Stockholder, in the case of a proposed Transfer pursuant to Section 2(c), or the Taglich Founding Investors and/or the Company, in the case of a proposed Transfer pursuant to Section 4, shall not be under any obligation to effect a registration of such securities under the Securities Act (or any similar statute). In furtherance of the foregoing, the Stockholders shall, at the request of the Initiating Stockholder, in the case of a Transfer pursuant to Section 2(c), or the Taglich Founding Investors, in the case of a Transfer pursuant to Section 4, execute such documents and instruments, and take such other actions (including appointing a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to the Board of the Company (the fees of which purchaser representative shall be paid by the Company)), as may be reasonably necessary for such requirements to be complied with. Notwithstanding the foregoing, any Stockholder with respect to which such requirements cannot be complied with shall not be permitted to participate in any Transfer pursuant to Section 2(c).

(e)          Cooperation. Each Stockholder that Transfers Stockholder Shares pursuant to Section 2(c) or Section 4, shall, to the fullest extent permitted by law, take or cause to be taken all such actions as may be reasonably requested in order to expeditiously consummate each Transfer pursuant to Section 2(c) and any related transactions, including, without limitation, (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; (ii) furnishing information and copies of documents; (iii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; (iv) making elections relating to any adjustment of basis for tax purposes and (vi) otherwise cooperating with the Initiating Stockholder, in the case of a proposed Transfer pursuant to Section 2(c), or the Taglich Founding Investors and/or the Company, in the case of a proposed Transfer pursuant to Section 4, and the prospective transferee; provided, however, that each such Stockholder shall be obligated to become liable (severally and not jointly) in respect of any representations, warranties, covenants, indemnities or otherwise to the prospective transferee solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each such Stockholder agrees to execute and deliver such agreements as may be reasonably requested, including, without limitation, agreements to (a) make individual representations as to the title to its Stockholder Shares and the power, authority and legal right to transfer such Stockholder Shares to the extent such agreements are also made by the Initiating Stockholder, and (b) be liable in respect of any purchase price escrow or adjustment provisions or reduction in purchase price as may apply to Stockholders generally resulting from representations, warranties, covenants and indemnities in respect of the Company to the extent that the Initiating Stockholder is also liable; provided, however, that, (i) except with respect to individual representations, warranties, covenants, indemnities and other agreements of holders of Stockholder Shares, the aggregate amount of such liability shall not exceed the lesser of (a) such Stockholder’s pro rata portion of any such liability or (b) the proceeds to such Stockholder as a result of such Transfer, and (ii) with respect to individual representations, warranties, covenants, indemnities and other agreements of holders of Stockholder Shares, the aggregate amount of such liability shall not exceed the proceeds to such Stockholder as a result of such Transfer. In addition, each Stockholder shall bear its pro rata share of the costs and expenses incurred in connection with such Transfer to the extent such costs are incurred for the benefit of all Stockholders participating in such Transfer and are not otherwise paid by the Company or a third party.

13

(f)          At the closing of any proposed Transfer under Section 2(c) or Section 4, each Stockholder shall deliver to the proposed transferee certificates and/or other instruments representing the Stockholder Shares to be sold, free and clear of all liens (other than pursuant to securities laws or this Agreement), together with transfer powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Stockholder Shares.

(g)          Any Stockholder Shares acquired by a third party pursuant to Section 2(c) or Section 4 from any Stockholder shall be held by such acquiring third party subject to the terms and conditions of this Agreement.

Section 4.            Drag-Along Rights; Sale of the Company.

(a)          Upon the approval by the holders of at least a majority of the then outstanding Founders Stock of a proposed Transfer for value (in a sale or exchange of securities of the Company or in a merger, consolidation or issuance, recapitalization, reorganization or other business combination or any similar transaction) of more than 50% of the Stockholder Shares then outstanding in one (1) or a series of related bona fide arm’s-length transactions to a third party (other than the Company or an Affiliate of the Founding Investors), then upon ten (10) days’ prior written notice from the Taglich Directors to the holders of Stockholder Shares (which notice shall include reasonable details and all material terms of the proposed Transfer, including the proposed time and place of closing and the form and amount of consideration to be received by the Stockholders), each Stockholder shall be obligated to, and shall, Transfer and deliver, or cause to be Transferred and delivered, to such third party such Stockholder’s pro rata portion (as defined below) of Stockholder Shares to be Transferred in the same transaction at the closing thereof, and each such Stockholder shall receive upon the closing of such transaction the Implied Share Value with respect to the consideration to be paid or delivered by the proposed transferee in respect of such Stockholder’s Stockholder Shares. The “pro rata portion” of each Stockholder shall be equal to (a) (i) the number of Stockholder Shares issued to and owned by such Stockholder, calculated on a Fully Diluted Basis, divided by (ii) the aggregate number of Stockholder Shares outstanding, calculated on a Fully Diluted Basis, multiplied by (b) the aggregate number of Stockholder Shares proposed to be Transferred in the applicable transaction.

(b)          Subject to Section 7(d), each Stockholder agrees that, in such Stockholder’s capacity as a Stockholder of the Company and to the extent that such Stockholder is entitled to vote thereon, such Stockholder shall vote all of such Stockholder’s Stockholder Shares in favor of any Sale of the Company recommended by the Board of the Company if, and to the extent that, approval of the Stockholders is required in order to effect such transaction and agrees not to exercise any appraisal or dissenters’ rights available under any rule, regulation, statute, agreement, the Company Charter, this Agreement or otherwise.

(c)          Subject to Section 7(d), each Stockholder shall consent to, and shall raise no objections against a Sale of the Company effected in accordance with this Section 4 and recommended by the Board of the Company. If and to the extent that any Sale of the Company requires approval of the Stockholders in connection with such Sale of the Company, then each Stockholder entitled to vote thereon shall vote such Stockholder’s Stockholder Shares held thereby to approve such Sale of the Company.

14

(d)          In order to secure the obligation of each of the Stockholders to vote his, her or its Stockholder Shares and other voting securities of the Company in accordance with the provisions of this Section 4, and for other good and valuable consideration, except as a Stockholder may be prohibited by applicable law or regulation or, if not a natural person, by its organizational documents, each of the Stockholders hereby appoints the Company as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of its, his or her Stockholder Shares and other voting securities of the Company in favor of any Sale of the Company pursuant to this Section 4. The Company may exercise the irrevocable proxies granted to it hereunder by action of the Board of the Company at any time any Stockholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each of the Stockholders pursuant to this Section 4(d) are coupled with an interest and are given to secure the performance of its, his or her obligations under this Agreement. Such proxies and powers shall be irrevocable for the term of this Agreement and shall survive, to the extent applicable, the death, incompetence and disability of the Stockholders and the respective holders of their securities.

(e)          If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Regulation D may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by the Company, such Stockholder shall appoint another purchaser representative, and such Stockholder shall be responsible for the fees of the purchaser representative so appointed.

Section 5.            Election of Directors; Voting; Certain Consent Rights.

(a)          Board of the Company. The business of the Company shall be managed by the Board of the Company.

(i)          Subject to the provisions of this Agreement that require the consent or approval of one (1) or more Stockholders, the Board of the Company shall have full and exclusive authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of Company business, unless otherwise provided in the Act, the Company Charter or this Agreement. Except as expressly provided herein, the vote of a majority of the Directors shall be required to approve or effect any action or transaction on behalf of the Company.

15

(ii)         The Board of the Company shall initially consist of seven (7) Persons (each such Person, along with any other Persons appointed from time to time, the “Directors”). Subject to Section 7(d), the number of Directors may be changed from time to time by resolution of the Board of the Company; provided, however, that no decrease in the number of Directors shall shorten the term of an incumbent Director. Each Director shall hold office for the term for which he or she is elected and thereafter until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be Stockholders or residents of the State of Delaware.

(A)         For so long as (a) the Taglich Founding Investors and their respective Affiliates and the Permitted Transferees of any of the foregoing collectively hold not less than 75% of the Stockholder Shares held by them collectively as of the date hereof (as adjusted for splits, reverse stock splits, stock dividends, share combinations and the like), or (b) the Taglich Founding Investors, the Taglich Equity Investors and the respective Affiliates of any of them, and the Permitted Transferees of any of the foregoing, collectively hold not less than a 40% Percentage Interest at any time, the Taglich Founding Investors shall have the right to appoint four (4) Directors (the “Taglich Directors”). Richard L. Baum, Jr., William M. Cooke, Douglas E. Hailey and Donn Viola are hereby appointed as the initial Taglich Directors. The Taglich Directors must at all times include at least one (1) of Richard L. Baum, Jr., William M. Cooke or Douglas E. Hailey (each, in such capacity as a Taglich Director, a “Special Taglich Director”). If any action of the Company requires the approval or consent of the Taglich Directors, the approval or consent of a majority of the Taglich Directors (which must include the Special Taglich Director) is required.

(B)         For so long as:

(i)       (a) the Subdebt Investor and its Affiliates and Permitted Transferees of the foregoing hold any Subdebt Shares, and (b) any of the Senior Subordinated Obligations (as defined in the Note Purchase Agreement) remain outstanding, then Lender shall have the right to appoint two (2) Directors and, upon the occurrence and continuance any Event of Default specified in Section 8.1 of the Note Purchase Agreement, to appoint one (1) additional Director (a “Subdebt Additional Director”);

(ii)      (a) the Subdebt Investor and its Affiliates and Permitted Transferees of the foregoing hold any Subdebt Shares, and (b) none of the Senior Subordinated Obligations remain outstanding, then Lender shall have the right to appoint two (2) Directors; and

(iii)      (a) the Subdebt Investor and its Affiliates and Permitted Transferees of the foregoing do not hold any Subdebt Shares, and (b) any of the Senior Subordinated Obligations remain outstanding, then Lender shall have the right to appoint one (1) Director and, upon the occurrence and continuance any Event of Default specified in Section 8.1 of the Note Purchase Agreement, to appoint one (1) additional Director.

16

The rights of Lender pursuant to this Section 5(a)(ii)(B) are not Transferable to any Transferee, whether or not such Transferee is an Affiliate or a Permitted Transferee of Lender. Any Director referred to in this Section 5(a)(ii)(B) is referred to herein as a “Subdebt Director”. James Illikman and Kimberly Korth are hereby appointed as the initial Subdebt Directors.

(C)         Except in the event that Lender is entitled to be appoint a Subdebt Additional Director pursuant to Section 5(a)(ii)(B)(i) (in which case this Section 5(a)(iii)(C) shall not apply), one (1) Director shall be the individual who, at the time in question, is the Chief Executive Officer of the Company’s Subsidiary, Unique Fabricating, Inc., for as long as he or she serves in such capacity (the “Management Director”). The Management Director shall initially be John Weinhardt.

(iii)        Any Taglich Director may be removed from the Board of the Company at any time at the direction of the holders of a majority in interest of the Stockholder Shares collectively held by the Taglich Founding Investors and the Taglich Equity Investors; provided that, unless death or disability prevents such, at all times there must remain at least one (1) Special Taglich Director. Any Director position to be filled by reason of a vacancy occurring in the Board of the Company other than by reason of an increase in the number of Directors may be filled by a Person appointed by the holders of a majority in interest of the Stockholder Shares collectively held by the Taglich Founding Investors and the Taglich Equity Investors (if the position vacated had been that of a Taglich Director).

(iv)         Any Subdebt Director may be removed from the Board of the Company at any time at by the affirmative vote of the holders of a majority in interest of the Subdebt Shares collectively held by the Subdebt Investor. Any Director position to be filled by reason of a vacancy occurring in the Board of the Company other than by reason of an increase in the number of Directors may be filled by a Person appointed by the affirmative vote of holders of a majority in interest of the Subdebt Shares collectively held by the Subdebt Investor (if the position vacated had been that of a Subdebt Director).

(v)          Any Management Director shall be removed from the Board of the Company upon his or her resignation or removal from the office of Chief Executive Officer of the Company’s Subsidiary, Unique Fabricating, Inc.

(vi)         Any Director position to be filled by reason of an increase in the number of Directors or because the right to appoint a Director pursuant to Section 5(a)(ii)(A), (B) and/or (C) does not apply may be filled by election at a meeting of the Board of the Company called for that purpose. A Person elected to fill a vacancy occurring other than by reason of an increase in the number of Directors shall be elected for the unexpired term of his predecessor in office. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(vii)        Each Director shall be required to devote such time to the affairs of the Company as the Board of the Company reasonably determines may be necessary or appropriate in connection with the management and operation of the Company.

17

(viii)          The Stockholders shall be obligated to take all necessary steps to vote in favor of the election of the Directors designated by the applicable designating Stockholder or Stockholders and to take all necessary steps to vote in favor of the removal of a Director designated by the applicable designating Stockholder or Stockholders.

(ix)            The Stockholders agree to cast their votes for, or give their written consent to, the removal of a Director from the Board of the Company at any time upon receipt of instructions in writing to such effect, signed by the Stockholder(s) entitled to designate that Director.

(b)          Stock Inventive Plan. As of the date hereof, the Company may issue options to purchase up to 135,135 shares of Common Stock pursuant to the Company’s “2013 Stock Incentive Plan”. The Company shall not increase the number of shares of Common Stock subject to such Stock Incentive Plan above 135,135 shares (as adjusted for splits, reverse stock splits, stock, dividends, share combinations and the like) or make any material change to such Stock Incentive Plan without the approval of the Board of the Company, including the Taglich Directors and at least one (1) Subdebt Director which is a principal of Subdebt Investor.

(c)          Expenses. The Company shall reimburse each Director for his or her reasonable, out-of-pocket, travel expenses incurred in attending any meeting of its Board.

(d)          No Representation. None of the parties hereto and no officer, director, shareholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any other party hereunder to serve on the Board of the Company by virtue of such party’s execution of this Agreement or by the act of such party in voting for any other party’s nominee pursuant to this Agreement.

Section 6.	Public Offerings; Transactions; Registration Rights.

(a)          Performance by Stockholders. In the event that the Board of the Company or the holders of at least 60% of the Stockholder Shares approve a Qualified Public Offering, the Stockholders will take such actions as may be reasonably requested thereby (consistent with the terms hereof) or by the managing underwriters in connection with the consummation of the Qualified Public Offering; provided, however, that nothing in this Agreement shall require a Stockholder to make any representations or warranties or provide any indemnities in connection with a Qualified Public Offering other than with respect to the title to the Stockholder Shares being conveyed and other customary representations and warranties given by selling stockholders with respect to themselves and their stock (such as due authorization, absence of conflicts and the like).

(b)          Market Standoff. In connection with the Company’s initial public offering of its equity securities pursuant to an effective registration statement filed under the Securities Act, no Stockholder shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose or Transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock or other securities of the Company without the prior written consent of the Company or its underwriters, for a period not to exceed one hundred eighty (180) days after the effective date of such registration statement (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. This Section 6(b) shall survive any termination pursuant to Section 11(a)(ii).

18

(c)          Registration Rights.

(i)          Piggyback Right. If, at any time or from time to time, the Company proposes to file a registration statement under the Securities Act for its own account or for the account of any of its Stockholders, including, but not limited to, a registration statement relating to a secondary offering of securities of the Company, but excluding (A) a registration statement on Form S-4 relating solely to a transaction under Rule 145 of the Securities Act, (B) a registration statement on Form S-1 or S-8 relating to employee stock option or purchase plans, or (C) a registration statement on any successor to such Forms S-1, S-4 and S-8, then the Company shall notify all Stockholders in writing at least thirty (30) days prior to the filing of any such registration and will afford each such Stockholder an opportunity to include in such registration statement all or part of the Common Stock held by such Stockholder. Each Stockholder desiring to include in any such registration statement all or any part of the Common Stock held by him, her or it shall, within twenty (20) days after the above described notice from the Company, so notify the Company in writing. Such notice shall state the number of shares of Common Stock which such Stockholder requests to be included in such registration and the intended method of disposition of the Common Stock by such Stockholder. If a Stockholder decides not to include all of his, her or its Common Stock in any registration statement thereafter filed by the Company, such Stockholder shall nevertheless continue to have the right to include any Common Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, Common Stock shall not include any securities sold by a Person to the public either pursuant to a registration statement declared effective pursuant to the Securities Act or under Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor’s rights under this Section 6(c) are not assigned.

(ii)         Underwritten Offering. If the registration statement to be filed pursuant to this Section 6(c) is for an underwritten offering, the Company shall so advise the Stockholders. In such event, the right of any such Stockholder to be included in a registration pursuant to this Section 6(c) shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Common Stock in the underwriting to the extent provided herein. All Stockholders proposing to distribute their Common Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and approved by a majority in interest of the Stockholders participating in such registration pursuant to this Section 6(c). No such Stockholder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters (other than customary representations, warranties or agreements regarding such Stockholder’s title to Common Stock and any written information provided by the Stockholder to the Company expressly for inclusion in the related registration statement) or to undertake any indemnification obligations to the Company with respect thereto broader than the provisions of Section 6(c)(ix) hereof. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered no later than ten (10) business days prior to the effective date of the registration statement, after which such Stockholder’s commitment shall become irrevocable.

19

(iii)        Cutback. Notwithstanding any other provision of this Agreement, in connection with a public offering pursuant to a registration statement filed in accordance with this Section 6(c), if a managing underwriter determines in good faith that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, the number of shares of Common Stock that may be excluded from the underwriting shall be first allocated fully among persons not contractually entitled to registration rights under this Agreement on a pro rata basis, and second, among the Stockholders on a pro rata basis based on the total number of shares of Common Stock held by such Stockholders requested to be included in such registration. No such reduction shall (A) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (B) reduce the amount of securities of the selling Stockholders included in the registration below 25% of the total amount of securities included in such registration, unless such offering is the Company’s Initial Offering and such registration does not include Common Stock of any other selling Stockholder, in which event any or all of the Common Stock of the holders thereof may be excluded in accordance with the immediately preceding sentence. In no event shall Common Stock of any Person (other than a Stockholder) be included in such registration which would reduce the number of shares of Common Stock which may be included by Stockholders without the written consent of Stockholders of not less than a majority of the Common Stock proposed to be sold in the offering. Any Common Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single holder, and any pro rata reduction with respect to such holder shall be based upon the aggregate amount of Common Stock carrying registration rights owned by all entities and individuals included in such holder, as defined in this sentence.

(iv)        Right to Terminate Registration. Notwithstanding the foregoing, the Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration whether or not any Stockholder has elected to include Common Stock in such registration.

(v)         Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 6(c) shall be borne by the Company. All Selling Expenses incurred in connection with any registrations pursuant to this Section 6(c) shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares of Common Stock so registered.

20

(vi)        Termination of Registration Rights; Delay of Registration; Information. The registration rights contained in this Section 6(c) shall terminate upon the earliest to occur of (A) the written agreement of the Company, the Stockholders holding a majority of the Common Stock then outstanding, and the Subdebt Investor; (B) seven (7) years following the closing of an Initial Offering; (C) such date that all Common Stock may immediately be sold pursuant to Rule 144 promulgated under the Securities Act; or (D) a sale of all or substantially all of the assets of the Company. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6(c). It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6(c) that the selling Stockholders shall furnish to the Company such information regarding themselves, the Common Stock held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Common Stock.

(vii)        Assignment of Registration Rights. The rights to cause the Company to register Common Stock pursuant to this Section 6(c) may be assigned only in connection with a Transfer of such Common Stock as permitted by this Agreement.

(viii)        Company Indemnity.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder, such Stockholder’s officers, directors, agents, and employees, and each Person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by, or relating to any action or proceeding arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in or any omission of a material fact from any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any application or other document or communication (in this Section 6(c) collectively called an “application”) executed by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or any alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein or by such Stockholder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Stockholder with a sufficient number of copies of the same; provided, however, that the indemnity agreement contained in this Section 6.3(viii) shall not apply to amounts paid by such Stockholder or such Stockholder’s officers, directors, agents or employees or any Person who controls such Stockholder in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon delivery of a prospectus by a Stockholder more than five (5) business days after such Stockholder has received notice from the Company that the registration statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

21

(ix)         Stockholder Indemnity. Each Stockholder severally (and solely as to itself) agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its Affiliates and each of their respective officers, directors, managers, agents and employees, and each Person who controls any of the Company and any of its Affiliates (within the meaning of the Securities Act), and all successors and assigns of any of the foregoing, and any underwriter against all losses, claims, damages, liabilities and expenses caused by, or relating to any action or proceeding arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in or any omission of a material fact from any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any application executed by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or any alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, in each case solely to the extent that such untrue statement or omission was made in such registration statement, prospectus, preliminary prospectus or such amendment or supplement thereto or any such application in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in such registration statement, prospectus, preliminary prospectus or such amendment or supplement thereto or application; provided, however, that the indemnity agreement contained in this Section 6.3(ix) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

(d)          D&O Insurance. The Company shall obtain and maintain with financially sound and reputable insurance companies directors’ and officers’ liability insurance with such coverage amounts and other terms and conditions as approved by the Board of the Company and reasonably acceptable to Lender.

Section 7.	Stockholders.

(a)         Limitation on Liability. No Stockholder shall be liable for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, except as provided by law or as specifically provided otherwise herein. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company.

(b)         Business Transactions Involving a Stockholder or Affiliate of a Stockholder. A Stockholder or its Affiliate may lend money to, provide services to and transact other business with the Company and shall have the same rights and obligations with respect to such matters as a Person who is not a Stockholder or an Affiliate of a Stockholder; provided, however, that (i) the material facts as to such Person’s relationship or interest in and as to the contract or transaction are disclosed to the Board of the Company, and the Board of the Company in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum, and (ii) the terms on which all such lending, services and other business are transacted shall be on an arm’s-length basis as reasonably determined in good faith by a majority of such disinterested Directors. The transactions contemplated by the Subdebt Agreement shall be deemed to have satisfied the provisions of this Section 7(b).

22

(c)         Confidentiality. None of the Stockholders, any Director, or any of their respective representatives shall, without the prior written consent of the Company, divulge, disclose or make accessible to any other Person (other than its officers, directors, managers, partners, employees, agents, professional advisors and prospective investors) or use for its own benefit any Confidential Information (as herein defined), except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order such Person to divulge, disclose or make accessible such information. For purposes of this Agreement, “Confidential Information” shall mean non-public information concerning the Company’s or any of its Subsidiaries’ financial data, strategic business plans, product development (or other proprietary product data), customer lists, customer information, information relating to governmental relations, discoveries, practices, processes, methods, marketing plans and other material non-public, proprietary and confidential information, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company and its subsidiaries to others not subject to confidentiality agreements. Notwithstanding anything to the contrary described herein, the parties hereto and each of their respective employees, representatives or other agents are permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of any information that is not relevant to understanding the tax treatment or tax structure of the transactions; provided, further, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws. This Section 7(c) shall survive termination of this Agreement.

(d)         Certain Stockholder Rights. Notwithstanding any other provision of this Agreement to the contrary, but subject to the proviso contained at the end of this Section 7(d), for so long as (i) the Taglich Founding Investors and their Affiliates and the Permitted Transferees of any of the foregoing collectively hold not less than 75% of the Stockholder Shares held by them collectively as of the date hereof, or (ii) the Taglich Founding Investors, the Taglich Equity Investors and their respective Affiliates and the Permitted Transferees of any of the foregoing collectively hold not less than a 40% Percentage Interest at any time, without the consent of the Taglich Directors, the Company and the Board of the Company shall not, and shall not cause this Agreement to be amended or modified to:

(i)          cause the Company to sell all or substantially all its assets to another Person or group of Persons in a single transaction or series of related transactions (other than pursuant to the foreclosure of a mortgage on, pledge of or other security interest in the assets of the Company entered into by the Company in good faith);

(ii)         cause the Company to merge or consolidate with any other Person as a result of which the Stockholders owning a majority of the Stockholder Shares immediately prior to such transaction do not own both (A) a majority of the total economic value of the equity interests of the surviving entity immediately after such transaction, and (B) a majority of the total general voting power of the equity interests of the surviving entity immediately after such transaction or otherwise consummate a Sale of the Company;

(iii)        cause the Company to dissolve or liquidate;

(iv)        create or issue any new class of equity securities (or securities convertible into equity securities) of the Company;

23

(v)         cause the Company to reclassify any equity securities (or securities convertible into equity securities) into equity securities (or securities convertible into equity securities) having a preference over or being on parity with any of the Stockholder Shares;

(vi)        cause the Company to form or invest in any Subsidiaries of the Company, or enter into any agreements relating thereto, including without limitation any agreements with foreign joint venturers, partners or co-investors;

(vii)       cause the Company to change the nature of the business of the Company or any Affiliate;

(viii)      cause the Company to redeem or repurchase any equity interests in the Company except as provided in the Stock Purchase Agreement;

(ix)         cause the Company to make any Distribution to Stockholders;

(x)          cause the Company to change the number of Directors; or

(xi)         approve the taking of any of the foregoing actions by any direct or indirect Subsidiary of the Company;

provided, however, that such approval of the Taglich Directors shall not be required if and to the extent that any of the foregoing is required by the Company pursuant to and in accordance with the terms of the Subdebt Agreement or any other provision of this Agreement, and provided further, that the Company and the Board shall not do anything described in subsections (v) and (x) without the written consent of the Subdebt Investor.

(e)        Subdebt Investor; Lender. Except as otherwise expressly set forth in this Agreement, any right granted specifically to the "Lender" or the "Subdebt Investor" hereunder shall be exercised by the affirmative vote of the holders of a majority of the Subdebt Shares or, if no Subdebt Shares remain outstanding, by the affirmative vote of the holders of a majority of the outstanding Subdebt Note.

Section 8.	Binding Effect; Joinders; Additional Shares.

(a)        Delivery of Joinders. Any Person that is not already a party to this Agreement who acquires Stockholder Shares shall, on or before the Transfer or issuance to it of Stockholder Shares (and as a condition thereto), sign and deliver to the Company a Joinder Agreement substantially in the form and on the terms of Exhibit A hereto (a “Joinder Agreement”), and shall thereby become a party to this Agreement.

(b)        Issuance of Additional Capital Stock. In the event that additional shares of capital stock are issued by the Company to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of Common Stock Equivalents, such additional shares of capital stock shall, as a condition to such issuance, be deemed subject to the terms and provisions of this Agreement. Nothing in this Section 8(b) shall limit the preemptive rights of the Stockholders under Section 2(d) hereof.

24

(c)        Issuance to Employee Stockholders. In the event that shares of Common Stock are issued by the Company to any employee or officer of the Company or any Subsidiary (each, an “Employee Stockholder”) or a designee thereof (each, a “Designated Stockholder”) at any time during the term of this Agreement, either directly or upon the conversion, exercise or exchange of Common Stock Equivalents, then, at the request of the Board of the Company, such Employee Stockholder or Designated Stockholder, as a condition to receiving such shares of Common Stock, shall, if not already a signatory to this Agreement, execute and deliver to the Company a Joinder Agreement.

(d)        Additional Stockholders. In the event that shares of Common Stock or Common Stock Equivalents are issued by the Company to any purchaser (who is not then a Stockholder) at any time during the term of this Agreement, either directly or upon the conversion, exercise or exchange of securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock (subject to compliance with the preemptive rights contained in Section 2(d) hereof, to the extent applicable), then, at the Company Board’s request in its sole discretion, this Agreement shall be amended to reflect such terms and conditions (including restrictions on transfer, co-sale rights under Section 2(c) and preemptive rights under Section 2(d), and the like) which terms and conditions may not detract from or be more favorable than the terms that apply to the Stockholders hereunder, but shall only reflect those terms and conditions as are generally applicable to Stockholders hereunder (and such purchaser may be treated as a “Stockholder” hereunder) and each Stockholder agrees, not to unreasonably withhold its consent to any such amendment to this Agreement.

Section 9.	Representations and Warranties; No Conflicting Agreements.

Neither the Company nor any Stockholder will enter into, become a party to, become subject to or authorize any agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement or that would restrict, prohibit or interfere with its performance of its obligations under the terms of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Stockholder Shares in a manner that is inconsistent with this Agreement.

Section 10.	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 11.	Termination.

(a)        Termination of Agreement Generally. Except as otherwise provided herein, of the provisions of this Agreement shall terminate shall be of no further force or effect and shall not be binding upon any party hereto, upon the first to occur of:

25

(i)          the consummation of the dissolution, liquidation or winding-up of the Company,

(ii)         the consummation of a Qualified Public Offering,

(iii)        the approval of such termination by each of:

(A)    the Board of the Company;

(B)     the holders of a majority of the Stockholder Shares then held by all of the Taglich Investors;

(C)     the holders of a majority of the Stockholder Shares then held by all of the Stockholders; and

(D)     Lender, and

(iv)        the consummation of an Approved Sale.

(b)        Termination as to a Stockholder. As to any particular Stockholder, this Agreement (except with respect to Section 7(c)) shall no longer be binding on or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has Transferred (other than a pledge, hypothecation or similar transaction) all such Stockholder’s interest in the Company’s securities (or all such interest has been repurchased by the Company as permitted hereby) and each transferee of such securities, if required by this Agreement, shall have become a party hereto; provided, however, that no such termination shall be effective if such Stockholder is in breach of this Agreement immediately before or after giving effect to such Transfer(s).

Section 12.	Repurchase Rights.

(a)        The Company shall repurchase the Subdebt Shares in accordance with the terms of the Stock Purchase Agreement.

(b)        The Company may repurchase Stockholder Shares in accordance with the terms and conditions of the Company’s Stock Incentive Plan.

(c)        The Company shall, subject to obtaining the prior written consent of the Subdebt Investor, repurchase the Founders Stock for $0.50 per share in the event the Company is sold, liquidated or completes a Qualified Public Offering for less than $12.00 per share (as adjusted for splits, reverse stock splits, stock dividends, share combinations and the like). In the event the Company completes a Qualified Public Offering for more than $12.00 per share or if the Company’s shares have a fair market value on a recognized trading market for at least thirty (30) consecutive days in excess of $12.00 per share (in each case, as adjusted for splits, reverse stock splits, stock dividends, share combinations and the like), this obligation of the Company to repurchase such Founders Stock shall automatically terminate and the Company shall have no further right with respect thereto.

26

(d)        Notwithstanding anything to the contrary contained in this Agreement or the Stock Incentive Plan, all repurchases of Stockholder Shares by the Company under this Section 12 shall be subject to applicable restrictions contained in federal law, this Agreement and in the Company’s and its respective Subsidiaries’ debt and equity financing agreements (each a “Financier”). Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the repurchase of Stockholder Shares hereunder which the Company is otherwise entitled or required to make, the Company shall or may, as applicable, make such repurchases within thirty (30) days after the date that it is permitted to do so under such restrictions (and the failure to make such repurchase shall not constitute a breach or default hereunder), provided that, in such event, the fair market value shall be calculated as of the actual date of the repurchase, and not as of the date of the effectiveness of such restriction. The Company shall have the right to assign its rights under this Section 12 so long as such assignment is approved by the Board of the Company.

(e)        In the event that Stockholder Shares are repurchased pursuant to this Section 12, the Stockholder and his, her or its successors, assigns or representatives will cooperate with the Company, at Company’s expense, to take all steps reasonably necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and cooperate with the Company to take all other actions reasonably necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

Section 13.	General Provisions.

(a)        Amendment, Waiver and Release.

(i)          Except as otherwise provided herein, this Agreement may not be amended, modified or revised, in whole or in part, unless in a writing approved by the Board of the Company, which approval must (A) include the consent of the Taglich Directors, and (B) the consent of the holders of 60% of the Subdebt Shares so long as the Subdebt Investor, their respective Affiliates and the Permitted Transferees of any of the foregoing hold not less than 50% of the Subdebt Shares; provided that any amendment to this Agreement that would disproportionately and materially adversely affect any Stockholders (or group of Stockholders) shall require the written consent of the Stockholders holding a majority of the Percentage Interests held by such adversely affected Stockholders.

(ii)         The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b)        Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

27

(c)        Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)        Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and, so long as Stockholder Shares are held by such Person, each Person which or who is a Stockholder on the date hereof and each subsequent Stockholder. None of the provisions hereof shall create, or be construed or deemed to create, any right of employment in favor of any Person by the Company or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries. The rights of the Company and the Stockholders pursuant to Section 2(b) hereof may be assigned pro rata to other Stockholders, based on Stockholder Share ownership, so long as such assignment is approved by the Board of the Company.

(e)        Counterparts; Facsimile; Pdf. This Agreement may be executed in separate counterparts (each of which may be transmitted via facsimile or pdf) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(f)        Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement to recover damages (including reasonable attorneys’ fees and costs, whether incurred in litigation, mediation, arbitration, bankruptcy or administrative proceedings or any appeals therefrom) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Company and the Stockholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(g)        Notices. Any notice, report, statement, request, or other communication provided for in this Agreement shall be in writing and shall be either personally delivered, transmitted via facsimile and confirmed by first class mail, mailed registered or certified first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at its address set forth below and to any other recipient at the address indicated on Schedule A hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records and sent by the Company to all other persons entitled to receive notices hereunder, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when confirmed received (including if by confirmation printout of the transmitting machine) if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Company’s address is:

28

UFI Acquisition, Inc.

275 Madison Avenue, Suite 1618

New York, New York 10016

Attention: Richard L. Baum, Jr.

Facsimile: (212) 661-6824

and with copies to (which shall not constitute notice):

Taglich Private Equity LLC

275 Madison Avenue, Suite 1618

New York, New York 10016

Attention: Richard L. Baum, Jr.

Facsimile: (212) 661-6824

and

Sills Cummis & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Attention: Ira A. Rosenberg, Esq.

Facsimile: (973) 643-6500

Any party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(h)        Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

(i)          Jurisdiction and Venue.

(i)          Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and its, his or her property, to the nonexclusive jurisdiction of any State of Delaware state court or federal court of the United States of America sitting in the State of Delaware and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such State of Delaware state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

29

(ii)         Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any State of Delaware state or federal court sitting in the State of Delaware. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)        Each of the parties further agrees that the mailing of any process required by any such court by certified or registered mail, return receipt requested, to the address for notice herein provided shall constitute valid and lawful service of process against him, her or it, without the necessity for service by any other means provided by law.

(j)        Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(k)        Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l)        Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

(m)        Nature of Obligations. The obligations of the Stockholders under this Agreement are several and not joint.

(n)        Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

30

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

UFI ACQUISITION, INC.

By:
Name:
Title:

TAGLICH FOUNDING INVESTORS:

Michael N. Taglich

Robert F. Taglich

Richard C. Oh

Douglas E. Hailey

Vincent Palmieri

Gary Kurnov

Robert C. Schroeder

William M. Cooke

R2MJ, LLC

By:
Name: Richard L. Baum, Jr.
Title:

William I. Morris

Donn Viola

MANAGEMENT INVESTORS:

John Weinhardt

Thomas Tekiele

Brad Hazen

Michael Carson

LENDER:

THE PENINSULA FUND V LIMITED PARTNERSHIP

By: Peninsula Fund V Management L.L.C.
Its: General Partner

By: Peninsula Capital Partners, L.L.C.
Its: Manager

By:
Name: Scott A. Reilly
Title: President & Chief
Investment Officer

TAGLICH EQUITY INVESTORS:

[See attached Taglich Equity Investor Joinder Agreements]

SCHEDULE A

STOCKHOLDERS’ NAMES

FOUNDING INVESTORS:

Account Name	Shares

MICHAEL N. TAGLICH CLAUDIA TAGLICH JTWROS	57,400
Robert F. Taglich	57,400
RICHARD C. OH	5,100
DOUGLAS E. HAILEY AND DEANA HAILEY JTWROS	55,533
VINCENT M. PALMIERI	20,500
Gary Kurnov	10,933
rOBERT C. sCHROEDER	2,733
william m. cooke	13,667
R2MJ, LLC	69,667
WILLIAM I. MORRIS	21,400
Donn J. Viola	20,000

Management Founding Investors:

Account Name	Shares

William John Weinhardt	45,000
Thomas Paul Tekiele	17,500
Bradley J. Hazen TOD Catherine Anne Hazen	11,700
Michael P. Carson	11,500

LENDER:

Account Name	Shares

The Peninsula Fund V Limited Partnership	350,000

Taglich Equity Investors:

Account Name	Shares

Vrooman Brehler Living Trust	2,000
Christopher Housen	10,000
Patrick R Housen	2,500
Denise D Steiner George M Steiner	2,500
Timothy T Ellis	15,000
ANN B OLDFATHER	3,000
ELIOT D. COHEN AND BONNIE S. COHEN JTWROS	2,000
Martin P Daly	2,500
MERLE F STOCKLEY JR	1,500
James C Robertson	8,000
SARA BOWER PENN TTEE SARA BOWER PENN LIVING TRUST DTD 4/30/02	17,000
SHADOW CAPITAL LLC	35,000

Account Name	Shares

Alvin Fund LLC	25,000
Steven R Berlin	2,000
LAVERY FAMILY LIVING TRUST DTD 08/01/2007 THOMAS W LAVERY AND JOAN G LAVERY CO-TRUSTEES	1,000
STEVE MCCALLEY	10,000
Terrence J Sekel	5,000
David W Baum	3,500
KYLE G BUCHAKJIAN	1,000
VALERIE SEID	5,000
IRA A ROSENBERG	5,000
HILLSON PARTNERS LP	25,000
ARNOLD VENTURES FUND LP	18,000
MARK VAUGHAN ANDREA VAUGHAN JT TEN	1,500
Jack J Dimaio Kathryn J Dimaio	25,000
Sharon L Singer	2,500
KENNETH W CLEVELAND	2,000
JAMES TADYCH AND PATRICIA TADYCH REVOCABLE TRUST UAD 09/23/93 JAMES L TADYCH & PATRICIA A TADYCH TTEES	11,500
PENSION INC TRUSTEE FBO THUEMLING INDUSTRIAL PRODUCTS INC PROFIT SHARING PLAN	10,000
KENNETH M CLEVELAND	1,000
RONALD JOHNSON	6,000
DAVID FRANK RIOS & MARGARET JO RIOS 1999 TRUST DTD 6/22/99	3,000
CAROLYN L FOUTCH	1,000

Account Name	Shares

FOUTCH FAMILY LIVING TRUST UAD 10/20/08 CAROLYN FOUTCH TTEE	3,000
TERRY SCHAEFER & CO 401K PLAN	1,500
ROBERT W ALLEN JR	7,000
NORPER INVESTMENTS	7,500
KEITH BECKER	6,000
ASHOK KUMAR NARANG	10,000
HOWARD A KALKA	10,000
STERLING FAMILY INVESTMENT LLC	30,000
DAVID L ALLEN	6,000
JUNGE REVOCABLE TRUST UAD 12/09/91 JOHN P JUNGE TTEE AMD 09/26/06	18,000
WILLIAM SPIELBERGER	2,000
LIAN CHANG	1,000
KEITH A PALMER THERESA R PALMER JT/WROS	2,000
RICHARD BUCHAKJIAN	3,000
NINA B SANDO	3,000
ROBERT F TAGLICH C/F XAVIER F TAGLICH UNDER NEW YORK UGMA MINORS ACT	1,000
ROBERT F TAGLICHCUST FOR SOPHIA ESTELLE TAGLICH UNDER NEW YORK UGMA MINORS ACT	1,000
ROBERT TAGLICH C/F MATTHEW DEJESUS TAGLICH UGMA	1,000
ROBERT F TAGLICH C/F OLIVIA SOFIA TAGLICH UGMA NY	1,000
FRIEDLAND TRUST UAD 12/13/07 STEPHEN FRIEDLAND & LINDA FRIEDLAND TTEES	2,000
RICHARD OH	1,000
WILLIAM C STEELE TTEE WILLIAM C STEELE LIVING TRUST UAD 5-11-98	7,500

Account Name	Shares

TAD WILSON	3,000
MONICA BERTSCH	2,500
MICHAEL N. TAGLICH KEOGH-ACCOUNT	17,000
SANDRA P NITZ	2,000
GARY A. HAFNER AND LEEANN HAFNER JT TEN	2,500
IVANKA MARIE KOKOT	1,000
ALDO KOKOT AND MARY KOKOT JTWROS	1,000
IRVING APPLEBAUM REVOCABLE TRUST NO. 1 UAD 09/24/70 IRVING APPLBAUM TTEE	3,500
ROBERT EDMONDSON	2,900
NICHOLAS TAGLICH & JULIANA TAGLICH JT/WROS	6,000
ALLAN F SHAPIRO	1,500
STEPHEN C RADOCCHIA	3,000
ROBERT BROOKS	3,000
EDWARD J COOK	3,000
BEN PERRY GREEN	1,000
JORDAN R KORT	1,500
MICHAEL FOSTER & KATHRYN L FOSTER JTWROS TOD DTD 01/06/04	1,000
ANDREW K LIGHT	7,000
MARVIN J LOUTSENHIZER	5,000
WILLIAM N KEHL	2,500
GEORGE J WHITE & DEBRA A WHITE JT TEN WROS	3,000
TROY K LOUTSENHIZER	2,000
STANLEY A BORNSTEIN	2,000

Account Name	Shares

FRANK M ELLIOTT	2,000
THE BAUM FAMILY TRUST UAD 02/01/07 PATRICIA DONOGHUE TTEE	2,500
DEBRUYN HOLDINGS INC	10,000
DENNIS FORTIN	30,000
JOHN R BERTSCH TRUST DTD 12/4/2004 JOHN R BERTSCH TRUSTEE	26,000
MICHAEL DUNHAM	17,500
THE LADENDORF FAMILY REVOCABLE LIVING TRUST UAD 04/11/11 MARK C LADENDORF & DEBRA L LADENDORF TTEES	9,000
ROBERT W ALLEN TRUST UAD 04/29/08 ROBERT W ALLEN TTEE	18,000
SUSAN M ALLEN TRUST UAD 04/29/08 SUSAN ALLEN TTEE	18,000
CHARLES BRAND	20,733
REVOCABLE LIVING TRUST OF FRANCES DELUCA UAD 10/09/01 FRANCES DELUCA & GUERINO DELUCA TTEES AMD 08/08/07	14,000
PAUL R WINTER	10,000
MICHAEL N TAGLICH CLAUDIA TAGLICH JTWROS	33,000
H. PHILIP HOWE TRUST UAD 11/15/02 H PHILIP HOWE & MARGARET VIRGINIA HOWE TTEES	3,000
NUTIE DOWDLE	6,500
JEFFREY G HIPP & MARY ANN HIPP JT/WROS	5,000
ROBERT L DEBRUYN TRUST UAD 10/5/94 ROBERT L DEBRUYN & TRACEY H DEBRUYN TTEE	10,000
TRACEY H DEBRUYN TRUST UAD 10/5/94 TRACEY H DEBRUYN & ROBERT L DEBRUYN TTEE	10,000
WALTER T PARKES	5,000
DAVID A RANDOM	7,500
HARVEY BIBICOFF AND JACQUELINE BIBICOFF TRUSTEES OF THE BIBICOFF FAMILY TRUST DTD 5/16/00	3,500

Account Name	Shares

MARY MARGUERITE SCHNURER FAMILY TRUST UAD 12/08/05 MARY MARGUERITE SCHNURER TTEE	2,000
MICHAEL P HAGERTY	3,500
GARY ARNOLD AND PATRICIA ARNOLD TEN COM	15,000
RANDALL S KNOX	4,500
JEFFREY L SADAR & BARBARA A SADAR JTWROS	1,500
SHEELA P KUMAR	2,500
SUSAN THORSTENN & MAGNUS THORSTENN TEN COMM	10,000
ROBERT P GIESEN	1,500
STEVE REDMON & BRENDA REDMON JT TEN WROS	2,500
DR THOMAS HEIRIGS & SHERYL HEIRIGS JT/WROS	1,500
GLENN R HUBBARD	7,500
APPLEBAUM FAMILY LTD PARTNERS IRVING APPLEBAUM GENERAL PTNR	1,500
THOMAS R JENNETT & JODI K JENNETT JT TEN WROS	1,500
WULF PAULICK & RENATE PAULICK JT/WROS	1,500
DOUGLAS FRIEDRICH & MELANIE FRIEDRICH JT/WROS	3,000
ESTATE OF RICHARD CURTIS CLAYTON DEBORAH ANN CLAYTON EXECUTOR	10,000
TOM HIRSCH MAUREEN A HIRSCH	1,000
DONALD B. MCCULLOCH TRUST U/A/DTD 3/16/77 DONALD B. MCCULLOCH AND JACQUELINE M MCCULLOCH COTRUSTEE	1,000
IRA FBO ROBERT F TAGLICH PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	50,000
IRA FBO SAMUEL E LEONARD PERSHING LLC AS CUSTODIAN	3,000
IRA FBO PAUL E FRASCOIA PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	2,000
IRA FBO DONALD BRIAN KENT PERSHING LLC AS CUSTODIAN ROTH CONVERSION ACCOUNT	3,000

Account Name	Shares

SEP FBO ARTHUR RESNIKOFF PERSHING LLC AS CUSTODIAN	2,500
IRA FBO STARR F SCHLOBOHM JR PERSHING LLC AS CUSTODIAN	5,000
IRA FBO JOHN C GUTTILLA PERSHING LLC AS CUSTODIAN ROTH CONVERSION ACCOUNT	1,500
SEP FBO ALAN TOPAL PERSHING LLC AS CUSTODIAN	1,000
IRA FBO SCOTT C FOLKERS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	2,000
DAVID J. LARKWORTHY TOD DTD 01/20/06	1,000
JOHN R WORTHINGTON TR JOHN R WORTHINGTON TRUST U A DATED 3-28-00	5,000
STEVEN A BOGGS	10,000
ROBERT MOUSSA	3,000
ESTELLE SIEGEL	2,000
RACHEL T BARONI TRUST UAD 12/31/94 P J BARONI & R T BARONI TTEES AMD 08/11/09	2,000
Daniel Keller	2,500
DAVID L PASTRICH	2,000
BRUCE C MCDERMOTT MARGRET G MCDERMOTT JT TEN	1,000

EXHIBIT A

JOINDER AGREEMENT

By execution of this Joinder Agreement, the undersigned agrees to become a party to that certain Stockholders Agreement dated as of March 18, 2013, among UFI Acquisition, Inc., a Delaware corporation, and certain of its stockholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to [a Taglich Founding Investor] [a Management Founding Investor] [Lender] [a Stockholder] under the Agreement.

Name:_______________________________

(PRINTED)

Address for Notices:	with copies to:

Signature:_____________________________

Date:_________________________________